Exhibit 99.1

Investor Contact: Leigh Parrish
Financial Dynamics
212-850-5651
lparrish@fd-us.com

Media Contact: Donna Shaults
Enesco Group, Inc.
630-875-5464
dshaults@enesco.com

ENESCO ANNOUNCES CONTINUED LISTING PLAN ACCEPTED BY THE NYSE AND APPOINTS JOSEPH DURRETT TO
BOARD OF DIRECTORS

Itasca, Ill. – December 8, 2005 – Enesco Group, Inc. (NYSE: ENC), a leader in the giftware, and home and garden décor industries, today announced that on December 5, 2005, the New York Stock Exchange (NYSE) accepted the Company’s plan for continued listing on the NYSE. Enesco’s common stock will continue to be listed on the NYSE, subject to quarterly reviews by the NYSE’s Listings and Compliance Committee to ensure progress against the plan.

Previously, Enesco was notified that it was considered “below criteria” by the NYSE because the Company’s total average market capitalization over a consecutive 30-day trading period and shareholders’ equity each were below the NYSE’s continued listing standards of $75 million.

Board Member Appointment
Enesco also announced today that the Company’s Board of Directors appointed Joseph P. Durrett as its newest Board member, effective December 7, 2005, to fill a vacant position. Durrett also was appointed to the Company’s Audit Committee.

Durrett is the former Chairman of the Board, president and CEO of Information Resources, Inc., from 1999 to 2003. Previously, Durrett was CEO and a member of the Board of Directors of Broderbund Software, Inc., a software company specializing in education, family productivity and entertainment segments, from 1996 to 1998. From 1992 to 1996, he was president, Chief Operating Officer and a member of the Board of Directors of ADVO, Inc., the largest direct mail company in the United States. Durrett also held various executive positions at Kraft Foods and brand management positions at Procter and Gamble.

Durrett currently is a Litigation Trustee of the Information Resources, Inc. Litigation Contingent Payment Rights Trust and is a senior advisor to Madden Communications, a leading, privately-held provider of in-store solutions for consumer packaged goods.

About Enesco Group, Inc.
Enesco Group, Inc. is a world leader in the giftware, and home and garden décor industries. Serving more than 30,000 customers globally, Enesco distributes products to a wide variety of specialty card and gift retailers, home décor boutiques, as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in the United Kingdom, Canada, Europe, Mexico, Australia and Asia. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco’s international distribution network is a leader in the industry. The Company’s product lines include some of the world’s most recognizable brands, including Border Fine Arts, Bratz, Circle of Love, Foundations, Halcyon Days, Heartwood Creek, Jim Shore Designs, Lilliput Lane, Nickelodeon, Pooh & Friends, Walt Disney Classics Collection, and Walt Disney Company, among others. Further information is available on the Company’s web site at www.enesco.com.

This press release contains forward-looking statements, which reflect management’s current assumptions and beliefs and are based on information currently available to management. The Company has tried to identify such forward-looking statements by use of such words as “expects,” “intends,” “anticipates,” “could,” “estimates,” “plans,” and “believes,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors, which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited to: the Company’s success in implementing its comprehensive plan for operating improvement and achieving its goals for cost savings and market share increases; the Company’s success in developing new products and consumer reaction to the Company’s new products; the Company’s ability to secure, maintain and renew popular licenses, particularly our Cherished Teddies, Disney and Heartwood Creek licenses; the Company’s ability to grow revenues in mass and niche market channels; the Company’s ability to comply with covenants contained in its credit facility; the Company’s ability to obtain a new global senior credit facility; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon incorrect forecasts; collection of accounts receivable; changes in the regulations and procedures affecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war. In addition, the Company operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in the Company’s reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.

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